UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Thermo Fisher Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2209186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

168 Third Avenue Waltham, Massachusetts	02451 (Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Senior Notes due 2019	New York Stock Exchange LLC
1.400% Senior Notes due 2026	New York Stock Exchange LLC
1.950% Senior Notes due 2029	New York Stock Exchange LLC
2.875% Senior Notes due 2037	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-209867

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Thermo Fisher Scientific Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated July 18, 2017 (the “Prospectus Supplement”), and the accompanying prospectus, dated August 1, 2016 (the “Base Prospectus”). The Prospectus Supplement relates to the Company’s offering of €500,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2019 (the “Floating Rate Notes”), €700,000,000 aggregate principal amount of its 1.400% Senior Notes due 2026 (the “2026 Notes”), €700,000,000 aggregate principal amount of its 1.950% Senior Notes due 2029 (the “2029 Notes”) and €700,000,000 aggregate principal amount of its 2.875% Senior Notes due 2037 (the “2037 Notes” and, together with the Floating Rate Notes, the 2026 Notes and the 2029 Notes, the “Notes”). The Base Prospectus forms a part of the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-209867), filed with the Commission on August 1, 2016, which amends the Registration Statement on Form S-3 (File No. 333-209867), filed with the Commission on March 1, 2016.

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions under the heading “Description of the Notes” in the Prospectus Supplement and “Description of Thermo Fisher Debt Securities” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions will be filed with The New York Stock Exchange.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2009 (File No. 001-08002)).

4.2	Sixteenth Supplemental Indenture, dated as of July 24, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, including forms of the Notes (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Commission on July 24, 2017 (File No. 001-08002)).

4.3	Paying Agency Agreement, dated as of July 24, 2017, between the Company and The Bank of New York Mellon, London Branch, as paying agent (incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the Commission on July 24, 2017 (File No. 001-08002)).

4.4	Calculation Agency Agreement, dated as of July 24, 2017, between the Company and The Bank of New York Mellon, London Branch, as calculation agent (incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the Commission on July 24, 2017 (File No. 001-08002)).

4.5	Form of Floating Rate Senior Notes due 2019 (included in Exhibit 4.2).

4.6	Form of 1.400% Senior Notes due 2026 (included in Exhibit 4.2).

4.7	Form of 1.950% Senior Notes due 2029 (included in Exhibit 4.2).

4.8	Form of 2.875% Senior Notes due 2037 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: July 24, 2017	By:	/s/ Seth H. Hoogasian
Name: Seth H. Hoogasian Title: Senior Vice President and General Counsel